                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DSP COMMUNICATIONS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
2)   Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
4)   Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
5)   Total fee paid:

     -------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount Previously Paid:

     -------------------------------------------------------------------------
2)   Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
3)   Filing Party:

     -------------------------------------------------------------------------
4)   Date Filed:

     -------------------------------------------------------------------------

                              DSP COMMUNICATIONS, INC.
                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD MAY 11, 1999

To the Stockholders of DSP COMMUNICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of DSP Communications, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, on Tuesday, May 11, 1999, at 10:00 a.m., local time, for the following purposes:

          1. ELECTION OF DIRECTORS. To elect two (2) Class I Directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

          2. SELECTION OF INDEPENDENT AUDITORS. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1999; and

          3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on Thursday, March 25, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.


                                   By Order of the Board of Directors



                                   Davidi Gilo,
                                   CHAIRMAN OF THE BOARD

Cupertino, California
March 30, 1999

                               Mailed to Stockholders on or about March 30,1999

                              DSP COMMUNICATIONS, INC.
               20300 STEVENS CREEK BLVD., CUPERTINO, CALIFORNIA 95014

                                  PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of DSP Communications, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Tuesday, May 11, 1999 at 10:00 a.m., local time, at the Company's principal executive office located at 20300 Stevens Creek Boulevard, 4th Floor, Cupertino, California 95014, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by: (i) delivering to the Company (to the attention of Stephen P. Pezzola, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or (ii) attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its Officers, Directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

     The close of business on Thursday, March 25, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had 38,329,898 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 19,164,950 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. Directors shall be elected by a plurality of the votes cast.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted (i) FOR the election of management's nominees for Class I Directors listed in Proposal No. 1, and (ii) FOR the ratification of the selection of Ernst & Young LLP as the Company's independent auditors for fiscal 1999.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation authorizes the number of Directors to be not less than six (6), nor more than nine (9). The number of Directors on the Board is currently fixed at eight (8). The Company's Board of Directors is divided into three classes: Class I, Class II and Class III. The members of each class of Directors serve staggered three-year terms. The Board is currently composed of two Class I Directors (Messrs. Fischer and Schonzeit) whose terms will expire at the Annual Meeting and who have been nominated by management to continue to serve as Class I Directors for three year terms following the Annual Meeting; three Class II Directors (Messrs. Broad and Perl, and one vacancy that will be filled by the remaining directors) whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 2000; and three Class III Directors (Messrs. Gilo, Brownstein and Iwamoto) whose terms will expire upon the election and qualification of Directors at the annual meeting of stockholders to be held in 2001. At each annual meeting of stockholders, Directors will be elected for a full term of three years to succeed those Directors whose terms are expiring.

     In October 1998, Nathan Hod resigned as a Class III Director, and the remaining Directors on the Board appointed Mr. Gilo to fill the Class III vacancy in October 1998. In January 1999, Gerald Dogon resigned as a Class I Director. The remaining Directors on the Board appointed Mr. Fischer, who was a Class II Director on the date of Mr. Dogon's resignation, to fill the
Class I vacancy in January 1999.   The Board of Directors is in the process
of identifying candidates to fill the Class II vacancy created by the appointment of Mr. Fischer as a Class I Director, and, in accordance with the Company's Certificate of Incorporation and Bylaws, the Board intends to appoint a successor at the earliest practicable date. Accordingly, the stockholders will vote only on nominees for the two Class I Directors at the Annual Meeting.

     At the Annual Meeting, the stockholders will elect two Class I Directors, each of whom will serve a three-year term until the annual meeting of stockholders to be held in 2002 or until a successor is elected or appointed and qualified or until the Director's earlier resignation or removal. The Board has no reason to believe that either of the persons named below will be unable or unwilling to serve as a nominee or as a Director if elected.

     Certain information about Messrs. Fischer and Schonzeit, the Class I nominees, is furnished below:

     AVRAHAM FISCHER, has been a member of the Board since June 1996. Mr. Fischer is a senior partner in the law firm of Fischer, Behar & Co., of Tel Aviv, Israel, where he has served since 1983.

     ANDREW SCHONZEIT has been a member of the Board since October 1992. He has served as the President of Idesco Corp., a manufacturer and distributor of identification, security and safety products, since 1984 and as its Chairman of the Board since 1989.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Directors and Executive Officers of the Company:

     DIRECTORS AND EXECUTIVE OFFICERS


        NAME                 AGE            POSITION
 ---------------------       ---     -----------------------------
 Davidi Gilo                 42      Chairman of the Board of
                                     Directors

 Joseph Perl                 53      Chief Executive Officer,
                                     President and   Director
 David Aber                  44      Vice President and Chief
                                     Financial Officer

 Arnon Kohavi                34      Vice President of Business
                                     Development

 Stephen P. Pezzola          42      General Counsel and Corporate
                                     Secretary

 Lewis S. Broad (1) (2)      41      Director
 Neill H. Brownstein (1)     54      Director

 Shigeru Iwamoto (2)         58      Director

 Andrew W. Schonzeit (2)     42      Director

 Avraham Fischer             43      Director

-----------------------------------
 (1)  Member of the Audit Committee
 (2)  Member of the Compensation Committee

     DAVIDI GILO was appointed as the Company's Chairman of the Board of Directors in October 1998, and devotes approximately three-quarters of his time to the Company. Mr. Gilo also previously served as the Chairman of the Board of the Company from its founding in 1987 through November 1997. From November 1997 until April 1998, he continued as an employee of the Company serving as an advisor to the Chairman of the Board. Since July 1995, Mr. Gilo has served as Chairman of the Board of Directors and Chief Financial Officer of Zen Research N.V., a developer of high-speed CD ROM-reading equipment. Since 1996, Mr. Gilo has also been the manager of the Gilo Group, LLC, an investment company he founded in 1996. Between 1987 and 1993 he was the President and Chief Executive Officer of DSP Group, Inc. ("DSP Group"), and he served as Chairman of the Board of DSP Group from 1987 until April 1995.

     LEWIS BROAD has been a member of the Board since October 1992. Mr. Broad is a private investor. He is also a member of the Boards of Carrier Services, Inc., a marketer of prepaid phone cards and of Met Trading, L.L.C., an equity option and index option trading firm. He holds a B.A. degree from Cornell University and a Masters of Business Administration from the Wharton School, University of Pennsylvania.

     NEILL BROWNSTEIN was appointed as a member of the Board in February 1995. Mr. Brownstein is also President of Neill H. Brownstein Corporation, a strategic investment management consulting firm which he founded in 1976. From June 1970 to January 1995, Mr. Brownstein was associated with Bessemer Securities

Corporation and Bessemer Venture Partners, and during that period he served as a founding general partner of three affiliated venture capital funds. Mr. Brownstein received a Masters in Business Administration from the Kellogg Graduate School of Management at Northwestern University and his A.B. degree from Columbia College of Columbia University.

     SHIGERU IWAMOTO has been a member of the Board since November 1994. Since December 1998, Mr. Iwamoto has been a consultant to Kenwood Technologies (U.S.A.) Incorporated, a seller of computer peripherals, that he was instrumental in establishing in Cupertino, California. From December 1997 until November 1998, he served as President and Chief Executive Officer of Kenwood Technologies (U.S.A.) Incorporated. Mr. Iwamoto served as manager of Corporate Planning of Kenwood Corporation's division of Consumer Electronics from August 1986 to May 1993 and from June 1994 to December 1997.
 Between June 1993 and May 1994, Mr. Iwamoto served as Vice President and Director of both Bluebell Japan Ltd., an importer and distributor of apparel, silverware and other luxury goods, and Lancel Japan Ltd., an importer, distributor and retailer of leather goods and accessories.

     JOSEPH PERL was appointed Chief Executive Officer, President and a Director of the Company in July 1998. Dr. Perl joined the Company in July 1990 as director of the Company's research and development activities in digital communications, and he served as Vice President of Engineering and Chief Technical Officer from May 1993 until July 1998. In July 1996, Dr. Perl was appointed as Executive Vice President and Chief Technical Officer of the Company and General Manager of its Israeli subsidiary, DSPC Israel, Ltd. Between August 1983 and June 1990, Dr. Perl served as the Chief Scientist of the Digital Communications Division of Tadiran Ltd., an Israeli electronics and communications equipment manufacturer. Dr. Perl received his B.Sc. from the Technion, Israel Institute of Technology and his Ph.D. from Colorado State University, both in Electrical Engineering. Prior to joining the Company, Dr. Perl also served as an adjunct professor at Tel Aviv University and Florida State University.

     DAVID ABER joined the Company in October 1997 as Vice President of Finance, and in October 1998, he was promoted to Vice President and Chief Financial Officer. From 1987 until June 1997, Mr. Aber served as managing and audit partner at Doron & Co., a public accounting firm in Tel Aviv, Israel, and from June 1997 until October 1997, he served as an employee of Doron & Co. Mr. Aber received his Bachelor of Arts degree in Economics and Accounting from the University of Tel Aviv and is a licensed CPA. He was an assistant lecturer at the University of Tel Aviv for 10 years.

     ARNON KOHAVI joined the Company in July 1994 as Director of Strategic Planning, and in October 1995 he was promoted to Vice President of Business Development of the Company. From May 1994 until July 1994, Mr. Kohavi was Manager of Business Development of DSP Group, Inc., and from January 1993 until February 1994, he served as Marketing Manager of Actodyne General, a privately-owned musical instrument company. From January 1992 until January 1993, Mr. Kohavi was an associate with Robert Charles Lesser & Co., a management consulting firm.

     STEPHEN P. PEZZOLA joined the Company in September 1996 as General Counsel and was appointed as Corporate Secretary in January 1997. Mr. Pezzola devotes approximately three-quarters of his time to the Company.
From May 1986 until September 1996, Mr. Pezzola was a founding shareholder and president of the law firm of Pezzola & Reinke, APC, of Oakland, California. Since September 1996, Mr. Pezzola has also been a member of Gilo Group, LLC, an investment company. Since September 1996, he has also served as General Counsel of Zen Research, N.V., a developer of high-speed CD ROM-reading equipment, and of PhaseCom, Inc., a developer of high speed cable modems. Mr. Pezzola received his Juris Doctor degree from Boalt Hall, University of California at Berkeley.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the Directors or Executive Officers of the Company, except that Mr. Schonzeit and Mr. Broad are brothers-in-law.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Board met ten times and acted by written consent two times. No Director attended fewer than 75% of the aggregate of the total number of meetings of the Board, plus the total number of all meetings of committees of the Board on which he served. The Board currently has two committees: the Compensation Committee and the Audit Committee.

     The Compensation Committee held three meetings in 1998 and acted by written consent six times. The Compensation Committee currently consists of Messrs. Broad, Iwamoto and Schonzeit. Its functions are to establish and apply the Company's compensation policies with respect to the Company's Executive Officers, and to administer the Company's stock option plans.

     The Audit Committee held five meetings in 1998. The Audit Committee currently consists of Messrs. Brownstein and Broad. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive any compensation for their services as Directors. Each nonemployee Director receives an annual retainer of $20,000, payable in quarterly installments of $5,000 each at the end of each fiscal quarter. The retainer contemplates attendance at four Board meetings per year. Additional Board meetings of a face-to-face nature are compensated at the rate of $1,000 per meeting. Additional Board meetings on a telephonic basis are compensated at the rate of $250 per meeting. In addition, committee meetings of a face-to-face nature held on a day other than a Board meeting are compensated at the rate of $500 per meeting or, if a committee meeting is held on a telephonic basis, at the rate of $250 per meeting. All Directors are reimbursed for expenses incurred in connection with attending Board and committee meetings.

     Each nonemployee Director of the Company is also entitled to participate in the Company's 1995 Director Stock Option Plan (the "Director Option Plan"). The Board of Directors and the stockholders have authorized a total of 600,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan provides for the grant of nonstatutory options to nonemployee Directors of the Company. The Director Option Plan is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Board of Directors.

     The Director Option Plan provides that each eligible Director is granted an option to purchase 32,000 shares of Common Stock (the "First Option") on the later of the effective date of the Initial Public Offering (March 7, 1995) or the date on which the optionee first becomes a Director of the Company. Thereafter, each nonemployee Director is to be granted an option to purchase 8,000 additional shares of Common Stock (a "Subsequent Option") on January 1 of each year if, on such date, he or she shall have served on the Company's Board of Directors for at least six months.

     Options granted under the Director Option Plan have a term of ten years unless terminated sooner upon termination of the optionee's status as a Director or otherwise pursuant to the Director Option Plan. No option granted under the Director Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The Director Option Plan provides that the First Option shall become exercisable as to 25% of the shares subject to the First Option on the first anniversary of the date of grant of the First Option and is to become exercisable as to 6.25% of the shares subject to the First Option at the end of each three-month period thereafter. Each Subsequent Option becomes exercisable in full on the first anniversary of the date of its grant.

     The exercise price of all stock options granted under the Director Option Plan is equal to the fair market value of a share of the Company's Common Stock on the date of grant of the option. Fair Market Value is defined under the Director Option Plan as the closing sale price of the Common Stock as reported on the New York Stock Exchange on the date of grant.

     In the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company's assets, the Director Option Plan requires that each outstanding option be assumed or an equivalent option substituted by the successor corporation. The Director Option Plan will terminate in March 2005. The Board of Directors may amend or terminate the Director Option Plan; provided, however, that (i) stockholder approval is required for any amendment to the Director Option Plan for which stockholder approval would be required under applicable law, as in effect at the time;
(ii) no such action may adversely affect any outstanding options, and (iii) the provisions of the Director Option Plan affecting the grant and terms of options granted thereunder may not be amended more than once in any six-month period. Executive officers of the Company are not eligible to participate in the Director Option Plan.

     On January 1, 1998, each of Lewis Broad, Neill Brownstein, Avraham Fischer, Shigeru Iwamoto and Andrew Schonzeit, were granted Subsequent Options to purchase 8,000 shares of Common Stock, at an exercise price of $12.00 per share, under the Director Option Plan.

     On November 16, 1998, Avraham Fischer was granted non-qualified options to purchase 100,000 shares of Common Stock at an exercise price of $9.94 per share, under the Company's 1998 Non-Qualified Stock Option Plan. These options become exercisable as to all shares subject to the option six months after the date of grant and have a term of five years from the date of grant.

                            SECURITY OWNERSHIP OF
                  CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 25, 1999, by (i) each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each of the Company's Directors;
(iii) the Chief Executive Officer and four other Executive Officers of the Company, and two former Executive Officers; and (iv) all Executive Officers and Directors of the Company as a group. Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table, based on information provided by such persons, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.



 Name and Address of                          Amount & Nature of
 Beneficial Owner                            Beneficial Ownership (1)      Percent of Class(1)
 -------------------                         ------------------------      -------------------
 Gilder Gagnon Howe & Co. LLC (2). . . . .          9,398,065                     24.5%
   1775 Broadway, 26th Floor
   New York, NY 10019

 J. & W. Seligman & Co. Incorporated (3) .          2,203,400                      5.7%
   100 Park Avenue, 8th Floor
   New York, NY 10017

 Davidi Gilo (4) . . . . . . . . . . . . .          2,733,104                      6.9%
   c/o DSP Communications, Inc.
   20300 Stevens Creek Blvd., Suite 465
   Cupertino, CA 95014

 Joseph Perl (5) . . . . . . . . . . . . .            711,062                      1.8%

 David Aber (6)  . . . . . . . . . . . . .            155,259                        *

 Arnon Kohavi (7)  . . . . . . . . . . . .            177,067                        *

 Stephen Pezzola (8) . . . . . . . . . . .            209,362                        *

 Nathan Hod (9)  . . . . . . . . . . . . .            154,481                        *

 Gerald Dogon (10) . . . . . . . . . . . .            285,406                        *

 Lewis S. Broad (11) . . . . . . . . . . .            210,000                        *

 Andrew W. Schonzeit (12)  . . . . . . . .             90,964                        *

 Shigeru Iwamoto (13)  . . . . . . . . . .             24,000                        *

 Neill H. Brownstein (14)  . . . . . . . .            124,744                        *

 Avraham Fischer (15)  . . . . . . . . . .            130,000                        *

 All Directors and Executive Officers as
   a group (12 persons) (16) . . . . . . .          5,005,449                      12.1%

---------------------------------
*    Less than 1%

(1) Number of shares and percentage ownership include shares issuable pursuant to stock options held by the person in question exercisable within 60 days after March 25, 1999. Percentages are based on 38,329,898 shares outstanding as of March 25, 1999.
(2) With respect to information relating to Gilder Gagnon Howe & Co. LLC ("GGH"), the Company has relied on information supplied by such entity on its Schedule 13G filings with the Commission dated August 11, 1998, November 10, 1998 and February 16, 1999. Pursuant to the Schedule 13G filings, GGH has sole voting power with respect to only 68,275 of these shares and has sole investment power with respect to none of these shares.
(3) With respect to information relating to J. & W. Seligman & Co. Incorporated, and related entities, the Company has relied on Information supplied by such entity in its Schedule 13G filing with the Commission dated February 10,1999. Pursuant to the Schedule 13G filing, J. & W. Seligman & Co. Incorporated does not have sole voting or dispositive power with respect to any of the shares.
(4) Includes (i) 731,604 shares held by Harmony Management, Inc., of which Davidi Gilo and Shamaya Gilo are the sole shareholders and (ii) 786,000 shares held by The Gilo Family Trust, of which Mr. Gilo serves as trustee. Also includes 1,215,500 shares issuable pursuant to stock options.
     Excludes 1,217,440 shares held in three trusts for the benefit of Mr. Gilo's children, as to which Mr. Gilo has no voting or investment power; Mr. Gilo disclaims any beneficial ownership of such shares.
(5)  Includes 708,780 shares issuable pursuant to stock options.
(6)  Includes 154,166 shares issuable pursuant to stock options.
(7)  Includes 174,721 shares issuable pursuant to stock options.
(8)  Includes 197,944 shares issuable pursuant to stock options.
(9) Includes 150,000 shares issuable pursuant to stock options. Mr. Hod, the former Chairman of the Board, left the Company in December 1998.
(10) Includes 283,297 shares issuable pursuant to stock options. Mr. Dogon, a former executive officer and Director, ceased to be an officer in October 1998 and a Director in January 1999.
(11) Includes 20,000 shares issuable pursuant to stock options.
(12) Includes 48,000 shares issuable pursuant to stock options. Excludes 24,600 shares held in four trusts for the benefit of Mr. Schonzeit's children, as to which Mr. Schonzeit has no voting or investment power. Mr. Schonzeit disclaims any beneficial ownership of such shares.
(13) Includes 24,000 shares issuable pursuant to stock options.
(14) Includes 22,000 shares issuable pursuant to stock options.
(15) Includes 130,000 shares issuable pursuant to stock options.
(16) See Footnotes (4) through (15). Includes 3,128,408 shares issuable pursuant to stock options. Includes shares beneficially owned by Nathan Hod and Gerald Dogon, who served as Executive Officers and Directors in fiscal 1998, but who are no longer Executive Officers or Directors of the Company.

                                  PROPOSAL NO. 3
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company's independent auditors in 1998, and have been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1999. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
     OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation earned for the years ended December 31, 1998, 1997 and 1996, by the Company's Chief Executive Officer, each of the four other most highly compensated Executive Officers of the Company, and two former Executive Officers of the Company (collectively, the "Named Executive Officers").

                                                SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                                                         ------------
                                                          ANNUAL COMPENSATION             SECURITIES
                                                      ----------------------------        UNDERLYING         ALL OTHER
                                                        SALARY            BONUS(1)          OPTIONS         COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR            ($)                ($)               (#)              ($) (2)
---------------------------              ----         ---------          ---------         ---------         ---------
Davidi Gilo (3)                          1998         $ 146,923          $  37,560         1,628,000         $ 450,000(5)
 Chairman of the Board                   1997         $ 300,000          $      --         1,170,000(4)            --
                                         1996         $ 300,000          $ 375,000           770,000               --
Joseph Perl (6)                          1998         $ 213,354          $ 129,375           950,000(7)      $ 105,177(8)
 Chief Executive Officer and             1997         $ 191,695          $      --                --         $  24,384(9)
 President                               1996         $ 176,678          $ 130,000           400,000         $  12,574(2)
David Aber (10)                          1998         $ 137,031          $  42,195           225,000(11)     $  27,726(2)
 Vice President and Chief                1997         $  20,392                 --           100,000         $   3,913(2)
 Financial Officer                       1996                --                 --               --                 --
Arnon Kohavi                             1998         $ 139,920          $  34,980          175,000(12)           $509
 Vice President of Business              1997         $ 129,320          $  26,235          140,000(13)             --
 Development                             1996         $ 121,800          $  27,500               --                 --
Stephen Pezzola (14)                     1998         $ 115,000          $  40,000          200,000(15)             --
 General Counsel and                     1997         $  95,000                 --           68,000(16)             --
 Corporate Secretary                     1996         $  26,250          $  30,000           38,000                 --
Nathan Hod                               1998         $ 271,057          $ 143,750          350,000(18)      $ 653,751(20)
 Former Chairman of the                  1997         $ 200,000                 --          400,000(19)      $  23,838(21)
 Board and Chief Executive               1996         $ 200,000          $ 250,000          200,000                 --
       Officer (17)
Gerald Dogon                             1998         $ 186,908          $  94,953          240,000(23)      $  44,735(2)
 Former Chief Financial                  1997         $ 169,812                 --          200,000(24)      $  29,550(25)
 Officer (22)                            1996         $ 162,853          $ 130,000          200,000          $  12,060(2)

------------------------------

     (1) The Company's Executive Officers are eligible for annual cash bonuses. Such bonuses are generally based upon achievement of corporate performance objectives determined by the Compensation Committee; however, the bonuses of the Chairman of the Board, the Chief Executive Officer and the General Counsel are specified in employment agreements, subject to increases as may be awarded by the Compensation Committee. Bonuses are awarded by the Chief Executive Officer based upon individual, as well as corporate performance (except the bonuses provided in employment agreements). The Company generally pays bonuses in the year following that in which the bonuses were earned.
     (2) On behalf of Dr. Perl, Mr. Aber, Mr. Hod and Mr. Dogon, the Company made monthly payments to a severance fund, a pension fund and a risk/disability fund. The amounts held in such funds on their behalf are generally payable to them upon termination of their employment with the Company.

     (3) Mr. Gilo served as Chairman of the Board throughout 1996 and until November 1997, and he continued to serve as a non-officer employee of the Company until April 1998. In October 1998, Mr. Gilo was re-appointed as Chairman of the Board, and compensation information for 1998 therefore reflects the periods from January 1 through March 31, 1998 and October 12 through December 31, 1998.
     (4) Includes 770,000 options that were granted prior to 1997 that were repriced in March 1997. See "Repricing of Options."
     (5) Severance payment paid pursuant to Mr. Gilo's prior employment agreement in connection with Mr. Gilo's resignation as Chairman of the Board in November 1997.
     (6) Dr. Perl was appointed as Chief Executive Officer and President of the Company in July 1998. Prior to that time, he served as the Company's Chief Technical Officer.
     (7) Includes 400,000 options that were granted prior to 1998 that were repriced in October 1998. Also includes 200,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (8) Includes travel, shipping, interim housing and related expenses in the amount of $24,811. Also includes $37,743 paid to Dr. Perl for accrued but unused vacation, and $42,623 paid to the severance, pension and disability funds referenced in footnote 2. Dr. Perl also received an interest-free loan in the amount of $1,000,000 for residential housing in connection with Mr. Perl's relocation from Israel to the United States. See "Employment Agreements."
     (9) Includes $10,224 paid to Dr. Perl for accrued but unused vacation, and $14,160 paid to the severance, pension and disability funds referenced in footnote 2.
     (10)  Mr. Aber joined the Company in October 1997.
     (11) Includes 100,000 options that were granted prior to 1998 that were repriced in October 1998. Also includes 50,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (12) Includes 50,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (13) Includes 70,000 options that were granted in January 1997 and were subsequently terminated in March 1997 in connection with the March 1997 repricing program. See "Repricing of Options."
     (14)  Mr. Pezzola joined the Company in September 1996.
     (15) Includes 30,000 options that were granted prior to 1998 that were repriced in October 1998. Also includes 10,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (16) Includes 38,000 options that were granted prior to 1997 that were repriced in March 1997. See "Repricing of Options."
     (17) Mr. Hod resigned as an Executive Officer and Director of the Company in October 1998.
     (18) Includes 150,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (19) Includes 200,000 options that were granted prior to 1997 that were repriced in March 1997. See "Repricing of Options."
     (20) Includes a $600,000 severance payment made pursuant to Mr. Hod's amended employment agreement in connection with his departure from the Company, and $53,751 paid to the severance, pension and disability funds referred to in footnote 2.
     (21)  Payment to Mr. Hod for accrued but unused vacation.
     (22) Mr. Dogon resigned as an Executive Officer of the Company in October 1998 and as a Director of the Company in January 1999.
     (23) Includes 120,000 options that were granted in June 1998 and were subsequently terminated in October 1998 in connection with the option repricing program. See "Repricing of Options."
     (24) All of such options represent options that were granted prior to 1997 that were repriced in connection with the March 1997 repricing program. See "Repricing of Options."
     (25) Includes $16,842 paid to Mr. Dogon for accrued but unused vacation, and $12,708 paid to the severance, pension and disability funds referenced in footnote 2.

                                    OPTION GRANTS

     The following table sets forth certain information with respect to stock options granted during 1998 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually, calculated based on the closing price of the Common Stock on the grant date. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                OPTION GRANTS IN 1998
                              Individual Grants (1)
                            -------------------------
                            Number of
                            Securities     % of Total                                       Potential Realizable Value at
                            Underlying      Options                                          Assumed Annual Rates of Stock
                             Options       Granted to                                     Price Appreciation for Option Term
                             Granted       Employees        Exercise         Expiration   ----------------------------------
NAME                             (#)        in 1998       Price ($/Sh)         Date              5%                10%
----                       ---------------  --------     --------------       -----       ---------------   ----------------
Davidi Gilo                  378,000         5.61%          $ 10.50          10/12/03           --            $   102,168
                             400,000         5.94%          $  8.19          10/12/03      $   139,053        $ 1,033,114
                             850,000        12.62%          $  6.69          10/12/03      $ 1,570,488        $ 3,470,368

Joseph Perl                  400,000(2)      5.94%          $  6.69           1/24/02      $   464,997        $   983,440
                             200,000(3)      2.97%          $ 13.50           6/16/03      $   745,960        $ 1,648,377
                             200,000(4)      2.97%          $  6.69           6/16/03      $   342,812        $   751,197
                             150,000         2.23%          $  5.25           10/8/03      $   217,572        $   480,777

Arnon Kohavi                  50,000(3)      0.74%          $ 13.50           6/16/03      $    86,490        $   412,094
                              50,000(4)      0.74%          $  6.69           6/16/03      $    85,703        $   187,799
                              75,000         1.11%          $  5.25           10/8/03      $   108,786        $   240,388

David Aber                   100,000(2)      1.49%          $  6.13          10/28/02      $   134,090        $   289,192
                              50,000(3)      0.74%          $ 13.50           6/16/03      $   186,490        $   412,094
                              50,000(4)      0.74%          $  6.13           6/16/03      $    78,752        $   172,628
                              25,000         0.37%          $  5.25           10/8/03      $    36,262        $    80,129

Stephen Pezzola               30,000(2)      0.44%          $  6.69           7/22/02      $    40,578        $    86,887
                              10,000(3)      0.15%          $ 13.50           6/16/00      $    13,838        $    28,350
                              10,000(4)      0.15%          $  6.69           6/16/00      $     5,711        $    11,609
                              150,000        2.23%          $  5.25           10/8/03      $   217,572        $   480,777

Nathan Hod                   200,000(5)      2.97%          $ 13.50           6/16/03      $   745,960        $ 1,648,377
                             150,000(6)      2.23%          $  6.69          12/31/00      $   114,710        $   236,279

Gerald Dogon                 120,000(3)      1.78%          $ 13.50           6/16/03      $   447,576        $   989,026
                             120,000(4)      1.78%          $  6.69           6/16/03      $   205,687        $   450,718

-----------------------

(1) All options were granted pursuant to the 1995 Employee and Consultant Stock Plan, the 1996 Stock Option Plan or the 1998 Non-Qualified Stock Option Plan
(2) These options were originally granted prior to 1998, but were repriced in October 1998. See "Repricing of Options."
(3) These options were granted in June 1998, but were effectively canceled by subsequent repricing in October 1998. See "Repricing of Options."
(4) These options are the repriced options that effectively replaced options granted in June 1998. See "Repricing of Options."
(5) These options were granted in June 1998, but 150,000 of these options were effectively canceled by subsequent repricing in October 1998 pursuant to an amendment to Mr. Hod's employment agreement entered into in connection with his resignation as Chairman of the Board. The 150,000 options were also amended such that the termination date of the options was changed to December 31, 2000. The remaining 50,000 options were terminated in October 1998. See "Repricing of Options."
(6) These options are the 150,000 repriced options that effectively replaced Mr. Hod's options granted in June 1998. See "Repricing of Options."

                          OPTION EXERCISES AND OPTION VALUES

     The following table sets forth information concerning option exercises during 1998, and the aggregate value of unexercised options as of December 31, 1998 held by each of the Named Executive Officers:

                         AGGREGATED OPTION EXERCISES IN 1998
                        AND OPTION VALUES AT DECEMBER 31, 1998


                                 AGGREGATE OPTION                NUMBER OF SECURITIES
                                 EXERCISES IN 1998              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                 -----------------                    OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                             SHARES           VALUE               DECEMBER 31, 1998               DECEMBER 31, 1998(1)
                           ACQUIRED ON      REALIZED         --------------------------       ------------------------------
NAME                     EXERCISE (#)          ($)           EXERCISABLE  UNEXERCISABLE       EXERCISABLE      UNEXERCISABLE
----                     -------------     -----------       -----------  -------------       -----------      -------------
Davidi Gilo                 567,688        $ 2,787,697         856,832         358,668        $ 6,713,517      $ 1,729,045

Joseph Perl                 160,000        $ 2,167,748         474,117         363,281        $ 4,320,489      $ 3,305,569

Arnon Kohavi                 68,190        $   849,912         159,838         111,250        $ 1,326,229      $   912,993

Stephen Pezzola               5,000        $    33,125         162,167          60,833        $ 1,488,527      $   512,286

David Aber                    --                --              93,750          81,250        $   877,734      $   751,953

Nathan Hod                   60,000        $ 1,107,414         382,558            --          $ 4,235,019            --

Gerald Dogon                 20,000        $   346,475         406,365         221,993        $ 4,033,847      $ 1,433,584

------------------

(1) Calculated on the basis of the closing sale price of the Common Stock as reported on the New York Stock Exchange on December 31, 1998 of $15.3125 per share, minus the exercise price.

EMPLOYMENT AGREEMENTS

     Effective October 12, 1998, Davidi Gilo entered into an employment agreement with the Company pursuant to which he serves as Chairman of the Board of Directors of the Company and devotes at least 30 hours per week to his duties as Chairman of the Board. The term of the agreement extends through August 31, 2002, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated pursuant to the terms of the agreement. The agreement provides for an annual base salary of $300,000, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Mr. Gilo is entitled to participate in each bonus plan adopted by the Board of Directors. Mr. Gilo's annual bonus under the agreement will be equal to (i) 25% of Mr. Gilo's base salary should the Company meet 80% of its plan for revenues and earnings per share as presented to the Board in January of each year (the "Yearly Plan") during the term of Mr. Gilo's employment; (ii) 75% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 125% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. The agreement may be terminated by Mr. Gilo upon 90 days' prior written notice or, without cause, by the Company upon written notice. A termination without cause shall also be deemed to occur in the event that a person or group of persons purchases over 50% of the voting stock of the Company from existing stockholders in a tender or exchange offer not recommended by the Company's board of directors, or if a majority of the members of the board are replaced in any 36 month period through contested elections. In the event the Company terminates the agreement without cause, the Company shall pay Mr. Gilo a severance fee equal to the full amount of compensation that he could have expected to earn under the agreement, as and when payable, through the end of the term. If the agreement is terminated for certain types of cause (as defined in the agreement), or Mr. Gilo or the Company elect not to renew the agreement, the Company shall pay Mr. Gilo a severance fee equal to his then-current monthly salary multiplied by six (6). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid. If Mr. Gilo voluntarily elects to terminate his employment, then the Company shall pay Mr. Gilo a severance fee equal to his then-current monthly salary multiplied by the lesser of the number 18 or the number of months left in the original term of the agreement plus nine (9).

     Effective July 22, 1998, Joseph Perl entered into an employment agreement with the Company pursuant to which he serves as Chief Executive Officer of the Company. The term of the agreement extends through August 31, 2001, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated pursuant to the terms of the agreement. The agreement provides for an annual base salary of $225,000, with annual increases as may be determined by the Board of Directors in its discretion. In addition, Dr. Perl is entitled to participate in each bonus plan adopted by the Board of Directors. Dr. Perl's annual bonus under the agreement will be equal to (i) 25% of Dr. Perl's base salary should the Company meet 80% of its Yearly Plan during the term of Dr. Perl's employment;
(ii) 50% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 100% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. Pursuant to the agreement and in connection with Dr. Perl's relocation from Israel to California, the Company loaned Dr. Perl $1,000,000 on an interest-free basis for the purchase of a home in the Cupertino, California area. See "Certain Relationships and Related Transactions." The agreement also provides that the Company will reimburse Dr. Perl for all reasonable expenses incurred in connection with his relocation from Israel to California and in connection with his return to Israel upon the conclusion of his employment with the Company. In addition, for each six months of his employment, the Company has agreed to pay for one round-trip airline ticket for each of Dr. Perl and his wife and children between Israel and California. The agreement may be terminated by Dr. Perl or, without cause, by the Company, upon 90 days' prior written notice. In the event the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay Dr. Perl a severance fee equal to his then-current monthly salary multiplied by the number of months left until the end of the original term of the agreement. If the agreement is terminated for certain types of cause (as defined in the agreement), or Dr. Perl or the Company elect not to renew the agreement, the Company shall pay Dr. Perl a severance fee equal to his then-current monthly salary multiplied by six (6). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid. If Dr. Perl voluntarily elects to terminate his employment, then the Company shall pay Dr. Perl a severance fee equal to his then-current monthly salary multiplied by the lesser of the number 12 or the number of months left in the original term of the agreement plus six (6).

     In September 1996, Stephen Pezzola entered into an employment agreement with the Company, which agreement was amended and restated effective as of January 1, 1998 and January 16, 1999. Pursuant to the amended agreement, Mr. Pezzola serves as General Counsel of the Company and devotes approximately 30 hours per week to his duties as General Counsel. The term of the agreement extends through December 31, 2000, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated pursuant to the terms of the agreement. The agreement provides that Mr. Pezzola receive an annual base salary of $200,000, with annual increases as may be determined by the Compensation Committee in its discretion. In addition, Mr. Pezzola is entitled to participate in each bonus plan adopted by the Board of Directors. Mr. Pezzola's annual bonus under the agreement will be equal to (i) 25% of Mr. Pezzola's base salary should the Company meet 80% of its Yearly Plan during the term of Mr. Pezzola's employment; (ii) 50% of his base salary should the Company meet 100% of its Yearly Plan; and (iii) 100% of his base salary should the Company meet 120% of its Yearly Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. The agreement may be terminated by Mr. Pezzola upon 60 days' prior written notice or, without cause, by the Company upon written notice. If the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay Mr. Pezzola a severance fee equal to the full amount of compensation that Mr. Pezzola could have expected to be paid under the agreement. If the agreement is not renewed after December 31, 2000, the Company shall pay Mr. Pezzola a severance fee equal to his then-current monthly salary multiplied by four (4). If Mr. Pezzola voluntarily elects to terminate his employment, the Company shall pay Mr. Pezzola a severance fee equal to his then-current monthly salary multiplied by three (3). If the Company terminates the agreement for cause, no severance will be paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Directors Broad, Iwamoto and Schonzeit.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     COMPENSATION POLICY. The Company's Compensation Policy as established by the Compensation Committee is that Executive Officers' total annual cash compensation should vary with the performance of the Company and that long-term incentives awarded to such officers should be aligned with the interest of the Company's stockholders. The Company's executive compensation program is designed to attract and retain Executive Officers who will contribute to the Company's long-term success, to reward Executive Officers who contribute to the Company's financial performance and to link Executive Officer compensation and stockholder interests through the grant of stock options under the 1995 Employee and Consultant Stock Plan, the 1996 Stock Option Plan and the 1998 Non-Qualified Stock Option Plan (the "Option Plans").

     Compensation of the Company's Executive Officers consists of three principal components: salary, bonus and long-term incentive compensation consisting of stock option grants.

     SALARY. The minimum base salaries for the Company's Chairman of the Board, Chief Executive Officer and General Counsel are specified in employment agreements, and are subject to annual increases by the Compensation Committee in its discretion. The base salaries of all Executive Officers are reviewed annually and, subject to minimum amounts specified in employment agreements, are set by the Compensation Committee. When setting base salary levels, in a manner consistent with the Compensation Committee's policy outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

     BONUS. The Compensation Committee evaluated the performance and set bonuses payable to the Executive Officers for the 1998 fiscal year. The performance factors utilized by the Compensation Committee to determine whether bonuses should be awarded to Company Executive Officers for fiscal 1998 included the following: the level of sales of the Company's products during fiscal 1998; the Executive Officer's overall individual performance in his position and relative contribution to Company performance during the year; and the Board's desire to retain the Executive Officer in the face of considerable competition for executive talent within the industry. Based on the Company's performance in 1998, bonuses in the aggregate amount of $284,110 were paid to current Executive Officers and $238,703 to two former Executive Officers in 1998. The bonuses of the current Chairman of the Board and Chief Executive Officer, and the former Chairman of the Board and Chief Financial Officer were specified in employment agreements, subject to increase by the Compensation Committee based on the performance factors discussed above. The Board of Directors or the Compensation Committee in the future may modify the foregoing criteria or select other performance factors with respect to Executive Officer bonuses for a given fiscal year.

     LONG-TERM INCENTIVE COMPENSATION. The Company believes that option grants (i) align executive interests with stockholder interests by creating a direct link between compensation and stockholder return, (ii) give executives a significant, long-term interest in the Company's success, and (iii) help retain key Executive Officers in a competitive market for executive talent.

     The Company's stock option plans authorize the Committee to grant stock options to employees and consultants, including Executive Officers. Option grants are made from time to time to Executive Officers whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each Executive

Officer during each year. Generally, options granted to Executive Officers vest 25% on the first anniversary of the date of grant and thereafter in equal monthly installments over a period of three years, and expire five years from the date of grant; however, in 1998, the vesting of options of Executive Officers that were repriced were also subject to acceleration upon the occurrence of certain milestones based on the market price of the Company's common stock. Details on stock options granted to certain Executive Officers in 1998 are provided in the table entitled "Option Grants in 1998" and details regarding the option repricing in 1998 are provided in "Repricing of Options."

     COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER. As described above in "Employment Agreements," the minimum salary and bonus of Davidi Gilo, the Chairman of the Board, and Joseph Perl, the Chief Executive Officer, are provided in their respective employment agreements and are subject to increases as determined by the Board of Directors. The base salaries specified in the employment agreements, and the long term incentive compensation in the form of options granted to Mr. Gilo and Dr. Perl, were established by negotiations with Mr. Gilo and Dr. Perl, respectively, and in determining the amount of the salary and other compensation paid to these persons, the Compensation Committee considered factors including the performance of Mr. Gilo and Dr. Perl and their contributions to the Company, the level of salary and long term incentive compensation paid to persons in similar positions at other companies in the Company's industry, and the considerable competition for executive talent within the industry.

     Mr. Gilo's and Dr. Perl's bonuses, under each of their employment agreements, is based on the Company's performance each year. In 1998, certain of the performance milestones set forth in Mr. Gilo's and Dr. Perl's employment agreements, to determine the amount of each of their bonuses, were met and bonuses of $37,560 and $129,375 were paid to Mr. Gilo and Dr. Perl, respectively, in 1998. Mr. Gilo's bonus was prorated to reflect that he served as Chairman of the Board commencing in October 1998.

     The salary and bonus compensation paid to Mr. Hod, the Company's former Chairman of the Board and, until July 1998, the Company's Chief Executive Officer, was specified in his employment agreement. In 1998, certain of the performance milestones set forth in Mr. Hod's employment agreement, to determine the amount of his bonus, were met and a bonus of $143,750 was paid to Mr. Hod in 1998. In addition, in connection with Mr. Hod's resignation as Chairman of the Board, the Compensation Committee and the Board of Directors agreed to pay a severance payment to Mr. Hod of $600,000, after considering the performance of the Company in 1998 and the contributions of Mr. Hod to the Company. See "Certain Relationships and Related Transactions."

     COMPENSATION POLICY REGARDING DEDUCTIBILITY. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to $1 million per year. For the fiscal year ended December 31, 1998, no Executive Officer of the Company received $1 million. It is not expected that the compensation to be paid to the Company's Executive Officers for fiscal 1999 will exceed the $1 million limit for any officer. The Company's Option Plans are structured so that any compensation deemed paid to an Executive Officer when he exercises an outstanding option under either of the Option Plans, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's Executive Officers to no more than $1 million.

     REPORT ON REPRICING OF OPTIONS

     In October 1998, the Compensation Committee adopted an option repricing program for previously granted options to the Company's employees, including its executive officers. Between July 1998 and October 1998, stock prices in the general market and the price of the Company's common stock declined dramatically, even though the Company consistently met or exceeded analysts' expectations. As a result of this decline, the Compensation Committee believed that the relationship between the exercise price of many of its options and the recent market price of the Company's Common Stock did not provide effective equity incentives for the Company's officers and employees. Equity incentives are a significant component of the total compensation package of the Company's employees and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term success. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired unless value was restored to their options. Accordingly, the Compensation Committee determined it was necessary to effect an option repricing program ("Repricing Program") to provide realistic incentives for the employees to whom such options had been granted.

     In light of the Company's circumstances at the time and the competitive environment for its employees, the Compensation Committee adopted the Repricing Program to reprice stock options whose option exercise prices were greater than the current market price of the Company's common stock, excluding options that had been previously repriced in March 1997. Under the terms of the Repricing Program, in October 1998, options which were previously granted but not previously repriced, at exercise prices greater than $6.13 and $6.69 per share for non-executives and executives, respectively, were exchanged. The exercise price of the new options for non-executives and executives are: $6.13 and $6.69 per share, respectively. Notwithstanding the original vesting schedule of the repriced options for non-executives, the vesting schedule of the new options was amended such that one-sixth (1/6) of the options vest six months after the date of the repricing, and one-thirty-sixth (1/36) of the options vest at the end of each month thereafter for the following 30 months. In addition, certain of these new options are subject to acceleration of vesting upon the occurrence of certain milestones based upon the market price of the Company's common stock. The repriced options of executives retained their original vesting schedules, except that the repriced options are subject to acceleration of vesting upon the occurrence of certain milestones based upon the market price of the Company's common stock.

The following table sets forth the number of options repriced for the Named Executive Officers for the fiscal years ended December 31, 1997 and December 31, 1998:

                                            OPTION REPRICINGS IN 1997 AND 1998

                                                     NUMBER OF                                                  LENGTH OF
                                                    SECURITIES       MARKET        EXERCISE                      ORIGINAL
                                                    UNDERLYING      PRICE AT       PRICE AT         NEW        OPTION TERM
                                                      OPTIONS        TIME OF       TIME OF       EXERCISE      REMAINING AT
                                      DATE OF        REPRICED       REPRICING     REPRICING        PRICE         DATE OF
             NAME                    REPRICING          (#)           ($/SH)        ($/SH)         ($/SH)       REPRICING
--------------------------------     ---------         -----         --------      --------       --------      ---------
Davidi Gilo                            3/06/97        350,000         $ 9.88        $ 22.75       $ 10.88       5.50 years
                                       3/06/97        210,000         $ 9.88        $ 24.00       $ 10.88       4.75 years
                                       3/06/97        210,000         $ 9.88        $ 28.00       $ 10.88       4.75 years

Joseph Perl                           10/12/98        400,000         $ 6.69        $ 10.25       $  6.69       3.28 years
                                      10/12/98        200,000         $ 6.69        $ 13.50       $  6.69       4.68 years

David Aber                            10/07/98        100,000         $ 6.13        $ 17.88       $  6.13       4.06 years
                                      10/07/98         50,000         $ 6.13        $ 13.50       $  6.13       4.69 years

Arnon Kohavi                           3/06/97         70,000         $ 9.88        $ 24.25       $ 10.88       4.87 years
                                      10/12/98         50,000         $ 6.69        $ 13.50       $  6.69       4.68 years

Nathan Hod                             3/06/97        100,000         $ 9.88        $ 21.25       $ 10.88       4.75 years
                                       3/06/97        100,000         $ 9.88        $ 21.25       $ 10.88       5.75 years
                                      10/12/98        150,000         $ 6.69        $ 13.50       $  6.69       4.68 years

Stephen Pezzola                        3/06/97          8,000         $ 9.88        $ 18.25       $ 10.88       4.29 years
                                       3/06/97         30,000         $ 9.88        $ 21.25       $ 10.88       4.75 years
                                      10/12/98         30,000         $ 6.69        $ 15.25       $  6.69       3.78 years
                                      10/12/98         10,000         $ 6.69        $ 13.50       $  6.69       1.68 years

Gerald Dogon                           3/06/97        100,000         $ 9.88        $ 21.25       $ 10.88       4.75 years
                                       3/06/97        100,000         $ 9.88        $ 21.25       $ 10.88       5.75 years
                                      10/12/98        120,000         $ 6.69        $ 13.50       $  6.69       4.68 years


The above Report on Executive Compensation is submitted by the Compensation
Committee:

     Lewis S. Broad
     Shigeru Iwamoto
     Andrew W. Schonzeit

STOCK PERFORMANCE GRAPH

          The graph below compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the Hambrecht & Quist Communications Index. The period shown commences on March 7, 1995, the date that the Company's Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ends on December 31, 1998, the end of the Company's last fiscal year. The graph assumes an investment of $100 on March 7, 1995, and the reinvestment of any dividends.

          The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company's Common Stock.

                             TOTAL RETURN TO STOCKHOLDERS

                          MARCH 7, 1995 TO DECEMBER 31, 1998

                                              CUMULATIVE TOTAL RETURN*
                                              ------------------------
                                      3/7/95    12/95    12/96   12/97   12/98
 DSP Communications, Inc.              100       436      775     480     613

 S & P 500                             100       130      160     214     275

 Hambrecht & Quist Communications      100       161      185     175     258

*$100 invested on 3/7/95 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In connection with Davidi Gilo's appointment as Chairman of the Board in October 1998, the Company sold 350,000 shares of the Company's common stock to Mr. Gilo on October 12, 1998. The purchase price was $2,340,625, or $6.6875 per share, which was the closing share price of the common stock as reported on the New York Stock Exchange on October 12, 1998. The purchase price was paid by delivery by Mr. Gilo to the Company of a promissory note in the principal amount of $2,340,625. The note bears interest at the rate of 6.5% per annum. Principal and interest under the note are due and payable on December 31, 2001. The note is secured by a deed of trust on certain real property owned by Mr. Gilo.

          In November 1998, Mr. Gilo exercised options to purchase 412,500 shares of common stock. The exercise price was paid by delivery by Mr. Gilo to the Company of a promissory note in the principal amount of $3,233,433. The note bears interest at the rate of 6.5% per annum. Principal and interest under the note are due and payable on the earlier of December 31, 2001 or the date on which Mr. Gilo sells certain shares of the Company's common stock. The note is secured by a deed of trust on certain real property owned by Mr. Gilo and certain shares of common stock of the Company owned by Mr. Gilo.

          In connection with Joseph Perl's relocation from Israel to California, in June 1998, the Company loaned $1,000,000 to Dr. Perl and his wife, in exchange for the delivery by Dr. and Mrs. Perl to the Company of a promissory note in the principal amount of $1,000,000. The note bears no interest. Principal under the note is due and payable on the earlier to occur of Dr. Perl's ceasing to be an employee of the Company or the sale of Dr. Perl's home in California. The note is secured by a deed of trust on certain real property owned by Dr. and Mrs. Perl.

          Avraham Fischer, a Director of the Company, is a senior partner of the law firm of Fischer, Behar & Co., which serves as legal counsel on matters regarding Israeli law for the Company and its Israeli subsidiaries. The Company paid approximately $248,610 in legal fees to Fischer, Behar & Co. during 1998.

          Effective January 1, 1998, Nathan Hod entered into an employment agreement with the Company which replaced his prior employment agreement and pursuant to which he served as Chairman of the Board of Directors and Chief Executive Officer. In July 1998, Mr. Hod resigned as Chief Executive Officer, and on October 12, 1998, Mr. Hod resigned as Chairman of the Board and as a Director of the Company. In connection with Mr. Hod's resignation, Mr. Hod and the Company entered into an amendment to his employment agreement pursuant to which Mr. Hod remained an employee of Company and served as an advisor to Davidi Gilo, the Company's Chairman of the Board, through December 31, 1998. The amended agreement, which terminated on December 31, 1998, provided that Mr. Hod was entitled to receive his annual salary at the rate of $250,000 through December 31, 1998 and would receive his annual bonus for 1998 as specified in his employment agreement. In addition, the agreement provided that the Company would pay Mr. Hod a severance fee of $600,000. The Company has also agreed to provide Mr. Hod with an office allowance with a value of approximately $500 per month for up to a two year period. The amended agreement also amended certain of Mr. Hod's outstanding options such that (i) 133,356 of his options were immediately vested in full in October 1998; (ii) 150,000 of the options were immediately vested in full in October 1998, had the exercise price of such options reduced from $13.50 to $6.69 per share, and had the termination date extended through December 31, 2000, notwithstanding Mr. Hod's departure from the Company; and (iii) 250,000 of his outstanding options were immediately terminated.

     Effective January 1, 1998, Mr. Dogon entered into an employment agreement with the Company pursuant to which he served as Chief Financial Officer and Executive Vice President. In October 1998, Mr. Dogon resigned as Chief Financial Officer and Executive Vice President, and in January 1999, he resigned as a Director of the Company. Mr. Dogon currently serves as a non-officer employee of the Company. The term of the agreement extends through December 31, 2000, with automatic annual one-year extensions until either party gives notice of termination, unless sooner terminated in accordance with the terms of the agreement. The agreement originally provided for an annual base salary of $165,135, which amount included an annual vehicle allowance, with annual increases as may be determined by the Board of Directors in its discretion. Currently Mr. Dogon is paid $100,000 per year under the Agreement. Through the end of 1998, Mr. Dogon's annual bonus under the agreement was equal to (i) 25% of Mr. Dogon's base salary should the Company meet 80% of its Yearly Plan during the term of Mr. Dogon's employment; (ii)
50% of his base salary should the Company meet 100% of its Yearly Plan; and
(iii) 100% of his base salary should the Company meet 120% of its Yearly
Plan, with the bonus prorated if the Yearly Plan is met between 80% and 100%, or between 100% and 120%. The agreement may be terminated by Mr. Dogon upon 90 days' prior written notice. In the event the Company terminates the agreement without cause (as defined in the agreement), the Company shall pay
Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the number of months left until December 31, 2000. If the agreement is terminated for certain types of cause (as defined in the agreement), or Mr. Dogon or the Company elect not to renew the agreement, the Company shall pay Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by six (6). If the Company terminates the agreement for certain types of cause involving wilful misconduct, no severance will be paid. If Mr. Dogon voluntarily elects to terminate his employment, then the Company shall pay Mr. Dogon a severance fee equal to his then-current-rate of fixed monthly salary multiplied by the lesser of the number 12 or the number of months left in the original term of the agreement plus six (6).

          The Company has entered into indemnification agreements with each of its Directors and Executive Officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, Executive Officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock to the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports are also required to be delivered to the Company.

     Except as set forth below, the Company believes, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, that during fiscal 1998, all Reporting Persons complied with all applicable filing requirements: EXCEPTION: Arnon Kohavi, a Vice President of the Company, inadvertently filed a late Form 4 for two transactions effected in July 1998.

                              STOCKHOLDER PROPOSALS

     To be considered for presentation to the annual meeting of the Company's stockholders to be held in 2000, a stockholder proposal must be received by Stephen P. Pezzola, Secretary, DSP COMMUNICATIONS, INC., 20300 Stevens Creek Boulevard, Cupertino, California 95014, no later than December 1, 1999.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                   By Order of the Board of Directors,




                                   ------------------------------------
                                   Davidi Gilo
                                   CHAIRMAN OF THE BOARD


March 30, 1999
Cupertino, California

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            DSP COMMUNICATIONS, INC.
                FOR THE 1999 ANNUAL MEETING OF THE STOCKHOLDERS

                                  MAY 11, 1999

     The undersigned stockholder of DSP COMMUNICATIONS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 30, 1999 and the 1998 Annual Report to Stockholders and hereby appoints Joseph Perl, David Aber and Stephen
P. Pezzola, or any of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of DSP COMMUNICATIONS, INC. to be held on May 11, 1999 at 10:00 a.m. local time, at DSP COMMUNICATIONS, INC.'s principal executive office located at 20300 Stevens Creek Boulevard, Cupertino, California 95014 and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF CLASS 1 DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1.  ELECTION OF CLASS 1 DIRECTORS:


  ___ FOR all nominees listed below     ___ WITHHOLD AUTHORITY to vote for all
      (except as indicated)                 nominees listed below

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

      AVRAHAM FISCHER
      ANDREW SCHONZEIT

     2. PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF DSP COMMUNICATIONS, INC FOR FISCAL 1999.

     ___ FOR               ___ AGAINST            ___ ABSTAIN

                                       Dated ________________________, 1999

                                       ______________________________
                                            Signature

                                       ______________________________
                                            Signature

                                       This Proxy should be marked, dated and
                                       signed by the stockholder(s) exactly
                                       as his or her name appears hereon, and
                                       returned promptly in the enclosed
                                       envelope. Persons signing in a
                                       fiduciary capacity should so indicate.
                                       If shares are held by joint tenants or
                                       as community property, both should sign.